Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S‑8 (No. 333‑142354, No. 333‑150647, No. 333‑157787, No. 333‑164921, No. 333‑168106, No. 333‑175926, and No. 333‑199881) and Form S‑3 (No. 333‑161948) of our reports dated March 9, 2016, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of VIVUS, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10‑K.

/s/ OUM & CO. LLP

San Francisco, California

March 9, 2016